UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

THE GLIMPSE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40556	81-2958271
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 West 38th St., 12th Floor

New York, NY 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703)-594-7496

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GGRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Directors and Certain Officers

Ian Charles

On June 1, 2026, Ian Charles notified the board of directors (the “Board”) of The Glimpse Group, Inc. (the “Company”), of his resignation as a member of the Board and all committees thereof, effective as of June 1, 2026. Mr. Charles’s resignation was not due to any disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies or practices.

Alexander Ruckdaeschel

On June 1, 2026, Alexander Ruckdaeschel notified the Board of his resignation as a member of the Board and all committees thereof, effective as of June 1, 2026. Mr. Ruckdaeschel’s resignation was not due to any disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies or practices.

Lyron Bentovim

As previously disclosed by the Company on the Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 21, 2026, on May 15, 2026, Lyron Bentovim notified the Board of his resignation as the Chairperson and a member of the Board and all committees of the Board, and from his roles as President and Chief Executive Officer of the Company, in each case effective June 15, 2026. On June 1, 2026, the Board accepted such resignation effective as of June 1, 2026. Mr. Bentovim’s resignation was not due to any disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies or practices.

Appointments of Directors and Certain Officers

Admiral Scott Swift, USN (Ret.)

On June 1, 2026, the Board appointed Admiral Scott Swift, USN (Ret.), to the Board and to the Audit Committee of the Board ( the “Audit Committee”), the Compensation Committee of the Board (the “Compensation Committee”), and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”). Additionally, as of June 1, 2026 Admiral Swift was appointed as the Chair of the Board.

Admiral Swift will be compensated for his service on the Board in the same manner as the Company’s other non-employee directors.

Admiral Swift was not selected to serve on the Board under any arrangement or understanding between him and any other person. The Company is not aware of any transactions with Admiral Swift that would require disclosure under Item 404(a) of Regulation S-K.

Major General Pete Fesler, USA (Ret.)

On June 1, 2026, the Board appointed Major General Pete Fesler, USA (Ret.), to the Board and to the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

General Fesler will be compensated for his service on the Board in the same manner as the Company’s other non-employee directors.

General Fesler was not selected to serve on the Board under any arrangement or understanding between him and any other person. The Company is not aware of any transactions with General Fesler that would require disclosure under Item 404(a) of Regulation S-K.

Brian Archer

On June 1, 2026, the Board appointed Brian Archer to the Board and to the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Additionally, as of June 1, 2026, Mr. Archer was appointed at the Chair of the Audit Committee.

Mr. Archer will be compensated for his service on the Board in the same manner as the Company’s other non-employee directors.

Mr. Archer was not selected to serve on the Board under any arrangement or understanding between him and any other person. The Company is not aware of any transactions with Mr. Archer that would require disclosure under Item 404(a) of Regulation S-K.

Tyler Gates

On June 1, 2026, the Board appointed Tyler Gates as the Company’s President and Chief Executive Officer and as a director on the Board.

Mr. Gates, age 40, has served as General Manager of Brightline Interactive, LLC (“BLI”), the Company’s wholly owned subsidiary, and as Chief Futurist Officer of the Company since August 1, 2022, and was a non-voting board observer of the Board. Prior to Glimpse’s acquisition of BLI, Mr. Gates was Chief Executive Officer of that company and has held senior executive leadership roles at BLI since joining in 2012. Over more than a decade, he has founded and executed industry-leading initiatives in immersive technology, including serving as the founding President of the Washington, D.C. chapter of the VR/AR Association and as former host of the VRARA Podcast, while providing strategic technology counsel to boards and senior executives across government and industry. Mr. Gates is the architect of BLI’s SpatialCore platform, a computing infrastructure designed to enable Physical AI by integrating real-time data, three-dimensional environments, and machine intelligence for applications across robotics, autonomous systems, drones, smart cities, and next-generation transportation, where continuous interaction between software and the physical world is mission-critical. He holds a Bachelor of Arts degree in Corporate Communications and Interpersonal Psychology from Lenoir-Rhyne University. The Board believes that Mr. Gates is well qualified to serve as President and Chief Executive Officer of the Company and as a member of the Board due to his extensive executive management positions in technology companies, including over the past 15 years at BLI.

There are no family relationships between Mr. Gates and any of the Company’s directors or executive officers and the Company is not aware of any transactions with Mr. Gates that would require disclosure under Item 404(a) of Regulation S-K.

The Company anticipates entering into a formalized employment agreement with Mr. Gates in connection with his appointment as President and Chief Executive Officer of the Company and will disclose the required details of such employment agreement once entered into.

Mr. Gates was not selected to serve on the Board under any arrangement or understanding between him and any other person.

William Keneally

On June 1, 2026, the Board appointed William Keneally as the Company’s Chief Financial Officer.

Mr. Keneally, age 63, is a Certified Public Accountant (inactive) and a partner at TechCXO which provides comprehensive C-Suite executives and expertise. For over twenty years, through its 125 partners and 150 professionals, TechCXO has guided thousands of companies and driven over several billions of dollars in transactions. At TechCXO, Mr. Keneally previously served as CFO for RiceBran Technologies (NASDAQ: RIBT) and CFO for CTPartners (NYSE: CTP). Mr. Keneally has also been the CFO of a number of private equity portfolio companies including: Design Environments (Blackford Capital), GroundLink (Comvest), Gullivers Travel Associates (Travelport/Blackstone) and Metiom (Forstmann Little and Chase Capital Group). Prior to joining TechCXO, he was an auditor with Andersen for ten years and was promoted to Senior Manager. Mr. Keneally has a Bachelor of Business Administration with a concentration in accounting from the University of Notre Dame. The Board believes that Mr. Keneally has the extensive finance, public markets, leadership skills and experience to serve as our Chief Financial Officer.

There are no family relationships between Mr. Keneally and any of the Company’s directors or executive officers and the Company is not aware of any transactions with Mr. Keneally that would require disclosure under Item 404(a) of Regulation S-K.

The Company anticipates entering into a formalized employment agreement with Mr. Keneally in connection with his appointment as Chief Financial Officer of the Company and will disclose the required details of such employment agreement once entered into.

Item 7.01 Regulation FD Disclosure.

On June 3, 2026, the Company issued a press release announcing the above referenced appointments and additional information on a fundamental strategic update and certain matters relating thereto. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GLIMPSE GROUP, INC.

Date: June 3, 2026		/s/ Tyler Gates
	Name:	Tyler Gates
	Title:	President and Chief Executive Officer